                                                                   EXHIBIT 10.38


                        CONFIDENTIAL TREATMENT REQUESTED

     Confidential portions of this Agreement which have been redacted are marked with ("[ ]"). The omitted material has been filed separately with the Securities and Exchange Commission.


                            INTERSTATE FIBERNET, INC.

                              COLLOCATION AGREEMENT
                               FOR MULTIPLE SITES

         THIS COLLOCATION AGREEMENT ("Agreement") is made and dated as of the ____ day of June, 1998, by and between Interstate FiberNet, Inc., ("IFN") a Delaware Corporation, for itself and on behalf of its subsidiary, ITC DeltaCom Communications, Inc., and KNOLOGY HOLDINGS, Inc., a Delaware corporation, ("Customer"). IFN and Customer hereinafter collectively referred to as the "Parties".

          WHEREAS, IFN owns, leases or manages certain locations, or Points of Presence ("POP") sites, in a number of cities and/or rural areas for the purpose of maintaining its telecommunication network equipment; and

          WHEREAS, Customer desires to install and maintain, or collocate, certain of Customer's telecommunication network equipment in multiple IFN POP sites.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as provided herein:

          I. GRANT OF LICENSE. IFN hereby grants a non-exclusive license ("License") to Customer for access and use, pursuant to the terms and conditions of this Agreement, of the space in IFN's POP sites ("POP Space") identified on Exhibit "A", which may be amended by mutual agreement of the Parties from time to time during the term of this Agreement. IFN shall identify each POP Space in a site Exhibits, attached hereto and are incorporated herein by reference, "Site Exhibit #". Site Exhibits may be added, amended or modified from time to time during the term of this Agreement upon mutual agreement of the Parties. All access requirements and limitations for each POP must be set forth in the Site Exhibit for each POP


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

Space. Customer must consent to any access requirements or limitations for each POP space and show its consent by signing the applicable Site Exhibit before Customer is bound to any such requirement or limitation. However, Customer hereby agrees to comply with all rules and regulations regarding the use, access and conduct of the POP space as established and modified from time to time in the future by the Lessor of any POP Space leased by Interstate FiberNet. Customer acknowledges and agrees that IFN cannot grant Customer any lesser access requirements or limitations than those access requirements and limitations to which IFN must comply under IFN's rights and the terms of its occupancy in the POP Space from time to time in the future and that IFN is not responsible for services or other obligations required to be provided by the Lessor of any POP Space leased by IFN.

         IFN hereby gives the Customer the exclusive use of, and access to, the Rack Spaces, as defined below, within each POP Space as specified on the specific Site Exhibit for each specific POP Space. For purposes of this Agreement, a "Rack Space" is defined as a standard 23" relay rack footprint to house standard telecommunications facilities, with general dimensions of 15"x 23 1/2" x 7'. Within the Rack Spaces, Customer may install, operate, maintain and repair equipment to be used in connection with the provision of communications, data, and cable networks.

         This license is subject and subordinate to all restrictions, covenants and encumbrances, if any, to which IFN, its successors or assigns, may be subject pursuant to IFN's rights of occupancy of the POP Space with respect to each respective POP Space to the extent such restrictions, covenants and encumbrances have set forth in the applicable Site Exhibit and agreed by the Customer. In addition, the license granted hereby to Customer is not and shall not be deemed nor construed to be a license with any more expansive rights than the rights held by IFN


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

to access and use the POP Space by the terms of its occupancy thereof. In the event IFN's rights to occupy any POP site or POP Space cease or terminate for any reason, Customer shall have 90 days to remove its equipment from the POP Space(s), unless the Parties otherwise agree. The license granted hereunder by IFN to Customer shall cease or terminate simultaneously with IFN's rights to occupy the particular POP site or POP Space with either party having no further obligations to the other party beyond the payment of accrued charges or other obligations accrued through the date of cessation or termination.

         II. TERM. The term ("Term") of this Agreement shall be for an initial period of thirty-six (36) months, beginning on the Agreement date first written above and ending thirty-six (36) months later on the month and day corresponding to such date. In any event, either party may terminate the license hereby granted for any particular POP Space or Site described in a Site Exhibit hereto by providing the other Party with written notice of said termination no less than 90 days prior to the effective termination date. In the event of termination of this Agreement or the license for any POP Space, Customer shall have 90 days to remove its equipment from the POP Space(s), unless the Parties otherwise agree.

         III. LIMITATIONS ON USE OF POP SPACE. The license granted herein to Customer shall be limited to the access and use of the POP Space only for the purpose of installing, operating, repairing, maintaining, replacing and removing Customer's equipment ("Equipment"). Customer shall not install, operate, repair, maintain, replace and/or remove any equipment owned or operated by a third party in the POP Space. In addition, in no event shall Customer permit a third party to access and/or use the POP Space without prior notification and consent of IFN. All decisions concerning location of the Equipment and the installation, connectivity and maintenance of the Equipment will be at the discretion of IFN in accordance with IFN's Operations Manual. If Customer desires to locate additional equipment within a


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
                    [  ] - CONFIDENTIAL TREATMENT REQUESTED


particular POP Space that requires floorspace and/or power requirements exceeding those identified in Site Exhibits, Customer must obtain prior written approval of IFN's Engineering Department

         IV. RENTAL. This Agreement is made for and in consideration of the covenant herein contained in this Agreement and in consideration of a monthly rental fee for each rack Space located in the POP Space(s) as follows: $[ ] for first rack space, $[ ] for each additional rack space.

         The customer will be billed in advance, on the first day of each month of the term of this Agreement, pro rated for any partial month. The rental amounts shall be paid without offset or deduction of any nature. The bill will be due within thirty (30) days of receipt by customer. In addition to any other rights and remedies available to IFN, Customer shall pay a late fee on any delinquent amounts equal to the lesser of one and one-half (1 1/2) percent of the unpaid balance per month or the maximum lawful rate under state law, from the due date until the date paid.

         V. INSTALLATION CHARGE. If Customer requests IFN's assistance with installation of Customer's Equipment in a POP Space or for an IFN escort to a POP Space or Site, Customer will pay IFN a labor charge computed in accordance with Exhibit B hereto.

         VI. OBLIGATIONS OF CUSTOMER.

The Equipment and any subsequent modifications thereto that interconnect with IFN facilities, shall comply with the technical interface specifications as outlined in the BellCore Publication TR INS 000342 (High Capacity Digital Special Access Services). IFN reserves the right to refuse use of customer's equipment or customer designated termination equipment which does not meet network reliability standards and fire and safety codes.


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

         1. At its expense and with prior notice to IFN, Customer shall be responsible for the installation of all of its Equipment within the POP Space. IFN has the right to provide a representative to observe and inspect the installation of the Equipment with no charge to Customer unless said representative is requested by Customer to be present.

         2. Customer shall be responsible for the proper maintenance, repair and operation of the Equipment, including without limitation any maintenance or repair, which IFN determines, is necessary to eliminate any potentially unlawful, unsafe, hazardous condition, or equipment which interferes with the operation of other equipment collocated at the site. If Customer fails to rectify the condition to IFN's satisfaction within ten (10) days after receipt of written notification, or sooner if in the event of an emergency under the particular circumstances, IFN may undertake or arrange for the required maintenance and/or repair. Customer shall reimburse IFN for all costs relating to such maintenance or repair, including the costs of all labor and materials. Such maintenance and repair costs shall be in accordance with the rates set forth in Exhibit B attached to this Agreement, plus the actual cost incurred by IFN for third party vendors for such maintenance and repairs.

         3. During this Agreement, Customer shall, at its own expense, maintain in effect insurance coverage with limits not less than those set forth herein:

                  a) Worker's compensation insurance with statutory limits as required by the laws and regulations applicable to the employees and agents of Customer or its contractors who are engaged in the performance of this Agreement;

                  b) Employer's liability Insurance, for employee bodily injuries and deaths, with limits of $500,000 per occurrence;


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

                  c) Commercial general liability insurance, covering claims for bodily injury, death and property damage, including comprehensive form, premises and operations, independent contractors, products and completed operations, personal injury, contractual, and broad form property damage liability coverage, with limits of $1,000,000 per occurrence and general aggregate of $5,000,000 or an equivalent limit provided by an "umbrella" insurance policy;

                  d) Comprehensive automobile liability insurance, covering owned, non-owned, hired and other vehicles, with combined single limits of $1,000,000. All such policies of insurance shall provide that the same shall not be canceled nor the coverage modified nor the limits change without first giving thirty (30) days prior written notice thereof to IFN. No such cancellation, modification or change shall affect Customer's obligation to maintain the insurance coverage required by this Agreement. All liability insurance policies shall be written on an "occurrence" policy form and shall name Customer and IFN, its successors and/or assigns, as additional insured as their interest may appear. Customer shall be responsible for payment of any and all deductibles from insured claims under its policies. Upon reasonable request, Customer shall furnish to IFN a certificate of insurance as evidence of compliance with the aforementioned requirements.

         4. Customer shall surrender the POP Space upon the expiration or termination of this Agreement in as good a condition as received, subject to normal wear and tear.

         5. Upon sixty (60) days prior written notice or, in the event of an emergency, such notice as may be reasonable, IFN may require Customer to relocate the Equipment; provided, however, the site of relocation shall afford comparable environmental conditions for


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

the Equipment and comparable accessibility to the Equipment. Customer shall not be required to pay for the cost of improving the POP Space to which the Equipment may be relocated. However, notwithstanding the foregoing, Customer shall be responsible for all costs associated with the relocation of Customer's Equipment in the event said relocation is required (1) by the owner or management of the building in which the POP Space is located, (2) due to structural damage to the POP Space, (3) due to power or HVAC requirements exceeding Customer's original allocation, or (4) due to expansion of Customer's service requirements.

         VII. OBLIGATIONS OF IFN.

                  1. IFN agrees to provide Customer or its designated representatives with reasonable escorted access to the POP Space and Customer's Equipment on a 24-hour a day, seven day a week basis, for the operation, maintenance or repair of Customer's Equipment; provided, however, in those locations where IFN has restricted access by the terms of its occupancy, then IFN is not required to grant Customer any less restricted access than it receives itself. Any access restrictions or limitations will not bind or restrict Customer unless Interstate FiberNet sets forth all such access restrictions and limitations in the applicable Site Exhibit. Customer must consent to any access requirements or limitations for each POP Space and show its consent by signing the applicable Site Exhibit before Customer is bound to any such requirement or limitation. Customer acknowledges and agrees that IFN can not grant Customer any lesser access requirements or limitations than those access requirements and limitations to which IFN must comply under IFN's rights and the terms of its occupancy in the POP Space from time to time in the future.


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

         2. During such access, IFN personnel shall have the right to be present at all times with no charge to Customer, for sites not requiring dispatch of IFN personnel. If Customer requests the assistance of IFN personnel or an IFN escort without requirement of twenty-four (24) or seventy-two (72) hour notice outlined in Site Exhibits, Customer shall reimburse IFN for all costs relating to such access, including labor associated with non-business day access, according to the rates set forth in Exhibit B attached hereto. Any access requirement outside of business day hours for a manned IFN site (reflected as Overtime and Premium time in EXHIBIT B), will incur escort fee to Customer. For sites that are unmanned by IFN personnel, escort fees will apply to the Customer (reflected as Standard time in EXHIBIT B). IFN will provide Customer with electrical power, set forth in the Site Exhibit(s) attached hereto, as required for Equipment at each POP site. Based upon anticipated power consumption, Customer must reimburse IFN the actual cost of any electrical power required for Customer's Equipment on a per POP Space basis in excess of the anticipated power consumption described in the Site Exhibit(s).

         3. IFN will use reasonable efforts to ensure that the POP Space will be free of interruptions of services provided by the Lessor of the site from whom IFN is leasing; provided, however, that IFN does not warrant that the use of the POP Space will be free from such interruptions.


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         VIII. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE
TO THE OTHER PARTY OR ANY OTHER PERSON, FIRM OR ENTITY FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES, OR FOR ANY LOSS OF PROFITS OR LOSS OF REVENUES OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE COLLOCATION OF THE EQUIPMENT AT OR IN THE POP SPACE OR SITE. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, IFN MAKES NO WARRANTIES AS TO SUITABILITY OF USE OR FITNESS FOR ANY PURPOSE OF THE SERVICES CONTEMPLATED UNDER THIS AGREEMENT OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY IFN ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED. For the purposes of this paragraph, "IFN" shall include IFN's parents, subsidiaries, or affiliates assisting IFN in the fulfillment of its obligations under this Agreement.

         IX. INDEMNIFICATION. Each Party shall indemnify, defend and hold the other Party harmless against any claims, damages, actions or causes of action (including without limitation, reasonable attorneys fees) arising out of any act or omission by the indemnifying Party and any of its directors, officers, agents, subsidiaries, affiliates, employees, and/or customers related to this Agreement or provision of services thereunder, including without limitation any damage to equipment or personal injury.

         X. DEFAULT. The Customer shall be considered in default of this Agreement if:

            (1) Customer shall fail to deliver any rental payment to IFN on or before thirty (30) days net with ten (10) day grace period after the due date;


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

            (2) Customer violates or fails to perform or fulfill any other covenant or provision of this Agreement, or fails to perform or cause any repair or modification to the Equipment required by IFN, within ten (10) days following notification; or

            (3) Customer undergoes bankruptcy; dissolution; assignment for the benefit of creditors; financial failure or insolvency; receivership; or sale or merger with another person, corporation or other legal entity unless approved in writing in advance by IFN.

         In the event of Customer's default of this Agreement (and in addition to all other remedies available to IFN), the entire rent due to IFN for the unexpired term of this Agreement shall become immediately due, payable and demanded, together with all reasonable costs, attorney's fees, expenses, and damages which may have been suffered or incurred by IFN in enforcing its rights under this Agreement. IFN may also terminate this Agreement and evict Customer and its Equipment from the POP Space and site should Customer fail to cure the default within ten (10) days after receipt of written notice sent by IFN setting forth the method of default. IFN reserves the right to proceed one or more times against Customer for past due installments of rent and such installments as shall become due before Customer is evicted, together with all reasonable costs, fees, attorney's fees, expenses and damages incurred or suffered by IFN. Customer expressly waives all legal notice to vacate the premises after expiration of cure period.


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         XI. CONFIDENTIALITY. During the term of this Agreement and for a period of two (2) years therefrom, IFN and Customer shall use their best efforts to keep the terms and conditions, including rental rates and other charges, contained in this Agreement and all other confidential information obtained from the other, and shall not disclose such information to competitors, the public or others who may gain benefit from such knowledge, unless required by law, including state and federal securities laws, to divulge such information to regulatory or governmental authorities, unless authorized in writing to reveal such information, or unless required to do so in connection with enforcing that Party's rights hereunder.

         XII. SUCCESSORS AND ASSIGNS. The rights and obligations of Customer and IFN under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Customer and IFN. Neither party shall delegate its obligations and responsibilities or assign its benefits hereunder without written consent of the other, which consent will not be unreasonably withheld; provided, that, without the consent of the other Party, (i) the Parties may assign their rights and obligations under this Agreement to any controlling parent corporation; (ii) the Parties may assign their rights and obligations under this Agreement to any wholly owned or partially owned affiliate or subsidiary, or any entity under common control with the Party; (iii) the Parties may assign their rights and obligations to a purchaser of all or substantially all of the assets or business of the Party; and (iv) the Parties may assign this Agreement as security for indebtedness. The Parties will permit the addition of a wholly owned or partially owned subsidiary or affiliate of either Party.


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

         XIII. GOVERNING LAW. The validity, construction, interpretation and enforceability of this Agreement shall be governed by the laws of the State of Georgia and all legal proceedings involving this Agreement or otherwise relating to the transactions described herein shall be brought in Troup County, Georgia.

         XIV. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Customer and IFN and there are no representations, inducements or other provisions other than those expressed herein. No modifications, waiver or discharge of any provision or breach of the Agreement shall be effective unless Customer and IFN execute it in writing.

         XV.  GENERAL.

              1. Neither this Agreement nor any actions in the fulfillment of this Agreement or provision of services hereunder will create a partnership or joint venture between the Customer and IFN. Neither Party shall have the right to bind the other with respect to third parties.

              2. In the event the POP space is owned by a third party and leased to IFN, no provision of this Agreement shall operate to violate the agreement between IFN and the said third party, and Customer shall be required to observe any and all requirements of the agreement between IFN and the third party, as if those requirements were set forth herein.

              3. No subsequent agreement between IFN and Customer concerning the services contemplated under this Agreement shall be effective or binding unless it is made in writing by authorized representative of the Parties hereto, and no representation, promise, inducement or statement of intention has been made by either Party which is not embodied herein.


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

              4. Customer acknowledges that it has been granted only a license to occupy a portion of the Site and that it has not been granted any real property interests in the Site.

              5. All improvements made to the Site are the property of IFN and shall remain IFN's property upon expiration or termination of this Agreement.

              6. Any signage Customer wishes to place on the Site shall be subject to IFN's prior written approval.

         XVI. NOTICE. Notice under this Agreement shall be in writing and delivered to the persons whose names and business addresses appear below, or as otherwise provided to the other Party by proper notice hereunder, and the effective date of any notice under this Agreement shall be the date of delivery or refusal of such notice and not the date of mailing.

          If to IFN:         Interstate FiberNet, Inc.
                             Attn: Frank Wilcox
                             206 West 9th Street
                             P.O. Box 510
                             West Point, Georgia 31833
                             Fax: (706) 645-3869

with copy to, which shall not constitute notice:

                             ITC DeltaCom Communications, Inc.
                             Attn: Assistant General Counsel
                             700 Boulevard South, Suite 101
                             Huntsville, AL 35802
                             Fax: (256) 650-3936

          IF to Customer:    Knology Holdings, Inc.
                             Attn: Director of BroadBand Carrier Services
                             1241 OG Skinner Drive
                             West Point, GA 31833

with copy to, which shall not constitute notice:

                             Knology Holdings, Inc.
                             Attn: General Counsel
                             1241 OG Skinner Drive
                             West Point, GA 31833


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         XVII. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth at the beginning of this Agreement.

ACCEPTED BY:                        ACCEPTED BY:
(Customer)
Knology Holdings, Inc.              Interstate FiberNet, Inc.


By:   /s/ Peggy Warner              By:    /s/ Steven D. Moses
      ---------------------------         -------------------------------------
Name: Peggy Warner                  Name:  Steven D. Moses
      ---------------------------         -------------------------------------
Title: VP Sales & Marketing         Title: Sr. Vice President, Network Services
      ---------------------------         -------------------------------------
Date:  9-30-98                      Date:  10/5/98
       --------------------------         -------------------------------------


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

                                    EXHIBIT A

             KNOLOGY / IFN COLLOCATION AGREEMENT FOR MULTIPLE SITES

                        MULTIPLE, IFN POP SPACE LOCATIONS

1.    Panama City, FL                     2332 North Highway 321, 32402
2.
3.
4.
5.


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                   [   ] -- CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT B-1

              KNOLOGY/IFN COLLOCATION AGREEMENT FOR MULTIPLE SITES

                                 IFN LABOR RATES

1.   STANDARD RATE         $[   ] PER HOUR BEGINNING UPON ARRIVAL

                              Monday through Friday
                               8:00 AM to 5:00 PM

2.   OVERTIME RATES        $[   ] PER HOUR BEGINNING UPON NOTIFICATION

                              Monday through Friday
                       Prior to 8:00 AM and after 5:00 PM

3.   PREMIUM TIME          $[   ] PER HOUR BEGINNING UPON NOTIFICATION

                                 All other times

            CHARGES WILL BE BILLED IN HALF (1/2) HOUR INCREMENTS FOR:
                              ESCORT WITHOUT NOTICE
             TWO HOUR MINIMUM APPLIES TO OVERTIME AND PREMIUM TIME.

                        24 HOUR IFN CONTACT: 800-374-2350


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                   [   ] -- CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT B-2

              KNOLOGY/IFN COLLOCATION AGREEMENT FOR MULTIPLE SITES

                          SCHEDULE OF RATES AND CHARGES


RATE ELEMENT DESCRIPTION                 TYPE OF CHARGE                           CHARGE
------------------------                 --------------                           ------
Application Fee                          NRC (per Arrangement, per C.O.)          $[   ]
Subsequent Application Fee (Note 1)      NRC (per Arrangement, per C.O.)          $[   ]
Space Preparation Fee (Note 2)           NRC (per Arrangement, per C.O.)          (Note 3)
Cable Installation                       NRC (per entrance cable)                 $[      ]

Floor Space                              RC (per first rack space)                $[   ]
                                         RC (per each additional rack space)      $[   ]

Power (Note 4)                           RC (per amp)                             $[   ]

Cable Support structure                  RC (per entrance cable)                  $[   ]

NOTE
NRC:   Non-recurring Charge - one-time charge
RC:    Recurring Charge - charged monthly
ICB:   Individual Case Basis - one-time charge

(1) Subsequent Application Fee. IFN requires the submission of an Application Fee for modifications to an existing arrangement. However, when the modifications do not require IFN to expend capital (e.g., additional space or power requirements, BST termination/cross-connect equipment, etc.), IFN will assess the Subsequent Application Fee in lieu of the Application Fee.

(2) Space Preparation Fee. The Space Preparation Fee is a one-time fee, assessed per arrangement, per location. It recovers costs associated with collocation area within a POP site, which include survey, engineering, design and building modification costs. Fees include cable support structures and space for cable connectivity inside collocation building and between transport equipment and DSX terminations.

(3)    The charge amount is to be specified in Site Exhibit.

(4) Power. Monthly Recurring Costs for power will be assessed per ampere, supplied in protected (A&B) feeds.


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

                                  SITE EXHIBIT
                                       1.0

              KNOLOGY/IFN COLLOCATION AGREEMENT FOR MULTIPLE SITES

                               Panama City, Florida

1.  ADDRESS:          Interstate FiberNet, Inc.
                      2332 North Highway 231
                      Panama City, FL 32402

II. EQUIPMENT:        QUANTITY         TYPE
                      One (1) each     ADC DS3,DS1 DSX Cross-connect panel
                      One (1) each     Nortel BIP and OC-3 Terminal

111. SPACE FOOTPRINT:    FIVE (5) 23" width x 20" depth x 7' high central office
racks.

IV. POWER REQUIREMENTS: Total of 60 Amps (dual with A&B feeds)

V. ACCESS REQUIREMENTS: All Access will be escorted. If a technician requires dispatch, contact the IFN NOC by dialing 800-374-2350. Response time to the POP site will depend on location of Technician dispatched, which should be within two (2) hours.

VI. NOTICE REQUIREMENTS: IFN requests notice from Customer twenty-four (24) hours in advance of entering the POP site and seventy-two (72) hours in advance prior to installing equipment (to eliminate escort fee during business hours). Customer will use it best efforts to comply with IFN's request. In the event of an emergency, Customer shall notify IFN at the time that Customer dispatches a technician to the POP site. Notice hereunder shall be to IFN's Network Control Center via telephone. Knology requests that IFN provide a tracking ticket for the dispatch.

VII. TEMPORARY ALLOCATION: IFN will permit escorted access to Knology for temporarily use of one (1) rack and a 30 amp breaker assignment at 1799 Industry Drive, Panama City, FL 32401; provided, however, Knology shall remove said rack within 6 months after replacement rack space is available for use at Highland Substation, 2332 N. Highway 231, Panama City, FL 32402.

/s/ Peggy Warner         10-9-98        /s/ Steve D. Moses           10/16/98
---------------------    -------        ------------------------     --------
Customer                  Date          IFN                            Date


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